Exhibit 5

                           BLACKROCK SERIES FUND, INC.

                             DISTRIBUTION AGREEMENT

      AGREEMENT, made this 1st day of October, 2008, between BLACKROCK SERIES FUND, INC., a corporation organized under the laws of Maryland (the "Company") on behalf of each of its series listed on Exhibit A as such Schedule may be amended from time to time (the "Portfolios"), and BLACKROCK INVESTMENTS, INC., a Delaware corporation (the "Distributor").

                                   WITNESSETH:

      WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended to date (the "Investment Company Act"), as an open-end investment company and it is affirmatively in the interest of the Company to offer its shares for sale continuously to the separate accounts (the "Separate Accounts") of insurance companies (the "Participating Insurance Companies") that issue variable annuity or variable life contracts (the "Contracts") pursuant to a currently effective prospectus (the "Prospectus") under the Securities Act of 1933 (the "Securities Act"); and

      WHEREAS, the Directors of the Company (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, and the Directors have established and designated the Portfolios as series of the Company; and

      WHEREAS, each of the Portfolios may offer one or more separate classes of shares of common stock, par value $.10 per share; and

      WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

      WHEREAS, the Company and the Distributor wish to enter into an agreement with each other with respect to the continuous offering to the Participating Insurance Companies for their Separate Accounts of the Class I shares, Class II shares and Class III shares of the Portfolios (the "Shares") in order to promote the growth of the Portfolios and facilitate the distribution of their Shares.

      NOW, THEREFORE, the parties agree as follows:

      Section 1. Appointment of the Distributor. The Company hereby appoints the Distributor as the principal underwriter and distributor of the Portfolios to sell their Shares to the Participating Insurance Companies for their Separate Accounts and the Distributor hereby accepts such appointment. The Company, during the term of this Agreement, shall sell the Shares of the Portfolios to the Distributor upon the terms and conditions set forth below.

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      Section  2.  Exclusive  Nature of  Duties.  The  Distributor  shall be the exclusive representative of the Company to act as principal underwriter and distributor of the Shares.

      Section 3. Purchase of Shares from the Company.

      (a) The Company will offer its Shares and the Distributor shall have the right to buy from the Company the Shares needed, but not more than the Shares needed (except for clerical errors in transmission) to fill unconditional orders for the Shares placed with the Distributor by the Participating Insurance Companies for their Separate Accounts. The price which the Distributor shall pay for the Shares so purchased from the Company shall be the net asset value per share, determined as set forth in Section 3(c) hereof.

      (b) The Shares are to be resold by the Distributor to the Participating Insurance Companies for their Separate Accounts at the net asset value per share as set forth in Section 3(c) hereof.

      (c) The net asset value of the Shares shall be determined by the Company or any agent of the Company, in accordance with the method set forth in the Prospectus and Statement of Additional Information of the Company and guidelines established by the Directors.

      (d) The Company shall have the right to suspend the sale of the Shares at times when redemption of any Shares is suspended pursuant to the condition set forth in Section 4(b) hereof. The Company shall also have the right to suspend the sale of the Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other extraordinary event which, in the judgment of the Company, makes it impracticable to sell Shares.

      (e) The Company, or any agent of the Company designated in writing by the Company, shall be promptly advised of all purchase orders for the Shares received by the Distributor. Any order may be rejected by the Company; provided, however, that the Company will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares. The Company (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Company (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Shares pursuant to the instructions of the Distributor. Payment shall be made to the Company in New York Clearing House funds. the Distributor agrees to cause such payment and such instructions to be delivered promptly to the Company (or its agent).

      Section 4. Repurchase or Redemption of Shares by the Company.

      (a) Any of the outstanding Shares may be tendered for redemption at any time, and the Company agrees to repurchase or redeem any such Shares so tendered in accordance with its obligations as set forth in Article VII of its Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the Prospectus and Statement of Additional Information of the Company. The price to be paid to redeem or repurchase Shares


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shall be equal to the net asset value per share  calculated in  accordance  with the provisions of Section 3(c) hereof, less any other charge(s) if any, set forth in the current Prospectus and Statement of Additional Information relating to the Company. All payments by the Company hereunder shall be made in the manner set forth below.

      The Company shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form.

      (b) Redemption of Shares of a Portfolio or payment therefor may be suspended for any period during which trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission or such Exchange is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Securities and Exchange Commission as a result of which disposal of securities or determination of the net asset value of such Portfolio is not reasonably practicable, and for such other periods as the Securities and Exchange Commission may by order permit for the protection of shareholders of the Portfolio.

      Section 5. Duties of the Company.

      (a)  The  Company  shall  furnish  to  the   Distributor   copies  of  all
information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Company, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Company by independent public accountants. The Company shall make available to the Distributor such number of copies of its Prospectus and Statement of Additional Information as the Distributor shall reasonably request.

      (b) The Company shall take, from time to time, but subject to the necessary approval of its shareholders, all necessary action to fix the number of its authorized Shares and to register Shares under the Securities Act, to the end that there will be available for sale such number of Shares as investors may reasonably be expected to purchase.

      (c) The Company shall use its best efforts to qualify and maintain the qualification of an appropriate number of the Shares for sale under the securities laws of such states as the Directors and the Company may approve, if such qualification is required by such securities laws. Any such qualification may be withheld, terminated or withdrawn by the Company at any time in its discretion. As provided in Section 7(b) hereof, the expense of qualification and maintenance of qualification of the Shares shall be borne by the Company for the account of each Portfolio. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Company in connection with such qualification.

      (d) The Company will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Company with respect to the Portfolios.


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      Section 6. Duties of the Distributor.

      (a) the Distributor shall devote reasonable time and effort to effect sales of Shares of the Portfolios, but shall not be obligated to sell any specific number of Shares. The services of the Distributor hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

      (b) In selling the Shares of the Portfolios, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the Financial Industry Regulatory Authority ("FINRA"), relating to the sale of such securities. Neither the Distributor nor any Participating Insurance Company nor any other person is authorized by the Company to give any information or to make any representations, other than those contained in the registration statement or related Prospectus and Statement of Additional Information and any sales literature specifically approved by the Company.

      (c) The Distributor shall require each Participating Insurance Company to which it sells, and which purchases, Class II shares or Class III shares of the Portfolios to enter into a Sub-Agreement with the Company substantially in the form attached to the Distribution Plan for the Class II shares or Class III shares, as applicable, agreed to by the Distributor in accordance with Rule 12b-1 under the Investment Company Act, which authorizes the payment of a distribution fee to such Participating Insurance Company.

      Section 7. Payment of Expenses.

      (a) The Company shall bear all costs and expenses of the Company relating to the Portfolios, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and prospectuses under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise, distributing prospectuses, annual or interim reports to shareholders and proxy materials.

      (b) The Company shall bear, for the account of the Portfolios, the costs and expenses of qualification of the Shares for sale, and, if necessary or advisable in connection therewith, the Company shall bear the cost and expense of qualifying the Company as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Company and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Company decides to discontinue such qualification pursuant to Section 5(c) hereof.

      Section 8. Indemnification.

      (a) The Company shall, for the account of the Portfolios, indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable costs of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in


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connection  therewith)  arising by reason of any person  acquiring  any  Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and
statement  of  additional  information,   as  from  time  to  time  amended  and
supplemented, or the annual or interim reports to shareholders of the Company relating to the Portfolios, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Company in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to the Company or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; or (ii) is the Company to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information or the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Company shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Shares.

      (b) The Distributor shall indemnify and hold harmless the Company and each of its directors and officers, the applicable Portfolio, and each person, if any, who controls the Company against any loss, liability, claims, damage or expense described in the foregoing indemnity contained in subsection (a) of this
Section 8, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Company with respect to the Portfolios in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Company or any persons so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties


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given to the Company,  and the Company and each person so indemnified shall have the rights and duties given to the  Distributor  by the provisions of subsection
(a) of this Section 8.

      Section 9. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force as to each Portfolio until the second anniversary and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Portfolio, cast in person or by proxy, and
(ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting upon such approval.

      This Agreement may be terminated at any time as to a Portfolio, without the payment of any penalty, by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Portfolio, or by the Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

      The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

      Section 10. Amendments of this Agreement. This Agreement may be amended by the parties with respect to a Portfolio only if such amendment is specifically approved by (i) the Board of Directors of the Company, or by the vote of a majority of outstanding voting securities of the Portfolios affected by the amendment, and (ii) a majority of those directors of the Company who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      Section 11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflicts with the applicable provisions of the Investment Company Act, the latter shall control.


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      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  the  foregoing
instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

                                               BLACKROCK SERIES FUND, INC.

                                               By: _____________________________
                                               Name:
                                               Title:

                                               BLACKROCK INVESTMENTS, INC.

                                               By: _____________________________
                                               Name:
                                               Title:


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Exhibit A

BlackRock Balanced Capital Portfolio
BlackRock Fundamental Growth Portfolio
BlackRock Global Allocation Portfolio
BlackRock High Income Portfolio
BlackRock Large Cap Core Portfolio
BlackRock Total Return Portfolio

Dated as of  October 1, 2008.


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